Exhibit 8.1

LIST OF CERTAIN SUBSIDIARIES OF AMÉRICA MÓVIL, S.A.B. DE C.V.

As of March 31, 2021

Name of Company	Jurisdiction	Ownership Interest	Main Activity
América Móvil B.V.	Netherlands	100.00	Holding Company

Telekom Austria AG	Austria	51.00	Fixed-line/Wireless

AMX Tenedora, S.A. de C.V.	Mexico	100.0	Holding Company

Teléfonos de México, S.A.B. de C.V.	Mexico	98.80	Fixed-line

Compañía Dominicana de Teléfonos, S. A. (Codetel)	Dominican Republic	100.0	Fixed-line/Wireless

Sercotel, S.A. de C.V.	Mexico	100.0	Holding Company

Radiomóvil Dipsa, S.A. de C.V. and subsidiaries (Telcel)	Mexico	100.0	Wireless

Puerto Rico Telephone Company, Inc.	Puerto Rico	100.0	Fixed-line/Wireless

Servicios de Comunicaciones de Honduras, S.A. de C.V. (Sercom Honduras)	Honduras	100.0	Wireless

TracFone Wireless, Inc.	USA	100.0	Wireless

Claro S.A. (Claro Brazil)	Brazil	99.60	Holding Company

NII Brazil Holding S.A.R.L	Luxembourg	100.00	Holding Company

Nextel Telecomunicações Ltda. and subsidiaries	Brazil	100.00	Wireless

Americel S.A.	Brazil	100.0	Wireless

Telecomunicaciones de Guatemala, S.A.	Guatemala	99.3	Fixed-line/Wireless

Claro Guatemala, S.A.	Guatemala	100.00	Wireless

Empresa Nicaragüense de Telecomunicaciones, S.A.	Nicaragua	99.6	Fixed-line/Wireless

Estesa Holding Corp.	Panama	100.0	Holding Company

Cablenet, S.A.	Nicaragua	100.0	Cable TV

Estaciones Terrenas de Satélite, S.A. (Estesa)	Nicaragua	100.0	Cable TV

Compañía de Telecomunicaciones de El Salvador (CTE), S.A. de C.V.	El Salvador	95.8	Fixed-line

Cablenet, S.A. (Cablenet)	Guatemala	95.8	Fixed-line

Telecomoda, S.A. de C.V. (Telecomoda)	El Salvador	95.8	Directories Provider

CTE Telecom Personal, S.A. de C.V.	El Salvador	95.8	Wireless

Comunicación Celular S.A. (Comcel)	Colombia	99.4	Wireless

Name of Company	Jurisdiction	Ownership Interest	Main Activity
Consorcio Ecuatoriano de Telecomunicaciones, S.A. (Conecel)	Ecuador	100.0	Wireless

AMX Argentina, S.A.	Argentina	100.0	Wireless

Telstar, S.A.	Uruguay	99.9	Fixed-line

Flimay, S.A.	Uruguay	99.9	DTH

Ertach, S.A.	Argentina	99.9	Wireless

Telmex Argentina, S.A.	Argentina	99.9	Services to Corporate Customers

AMX Paraguay, S.A.	Paraguay	100.0	Wireless

AM Wireless Uruguay, S.A.	Uruguay	100.0	Wireless

Claro Chile S.A.	Chile	100.0	Wireless

Claro Servicios, S.A.	Chile	99.9	Fixed-line/Wireless

América Móvil Perú, S.A.C.	Peru	100.0	Wireless

Claro Panamá, S.A.	Panama	100.0	Wireless

Telefónica Móviles Guatemala, S.A.	Guatemala	100.00	Wireless